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                                                                   EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the incorporation by reference in the registration statement of Proteon, Inc. on Form S-8 of our report dated February 11, 1997, on our audits of the consolidated financial statements and financial statement schedule of Proteon, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports have been incorporated by reference or included in the Annual Report on Form 10-K.




                                                /s/ Coopers & Lybrand L.L.P.
                                                -------------------------------
                                                Coopers & Lybrand L.L.P.

Boston, Massachusetts
July 10, 1997